Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors and Officers of Entegris, Inc. (the “Corporation”), do hereby constitute and appoint Gideon Argov, Bertrand Loy, Gregory B. Graves and Peter W. Walcott and each of them individually, their true and lawful attorneys and agents to execute on behalf of the Corporation the Form 10-K Annual Report of the Corporation for the fiscal year ended December 31, 2008, together with all such amendments thereto on Form 10-K/A as well as additional extensions or other instruments related thereto which such attorneys and agents may deem to be necessary and desirable to enable the Corporation to comply with the requirements of the Securities Exchange Act of 1934, as amended, and any regulations, orders, or other requirements of the United States Securities and Exchange Commission thereunder in connection with the preparation and filing of said documents, including specifically, but without limitation of the foregoing, power and authority to sign the names of each of such Directors and Officers on his behalf, as such Director or Officer, as indicated below to the said Form 10-K Annual Report, any Form 10-K/A that may be required to be filed or any other documents filed or to be filed as a part of or in connection with such Form 10-K Annual Report; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue thereof.

SIGNATURE	TITLE	DATE

/s/ Gideon Argov	President, Chief Executive Officer	February 25, 2009
Gideon Argov	and Director

/s/ Roger D. McDaniel	Chairman of the Board	February 25, 2009
Roger D. McDaniel	and Director

/s/ Michael A. Bradley	Director	February 25, 2009
Michael A. Bradley

/s/ Michael P.C. Carns	Director	February 25, 2009
Michael P.C. Carns

/s/ Daniel W. Christman	Director	February 25, 2009
Daniel W. Christman

/s/ Gary F. Klingl	Director	February 25, 2009
Gary F. Klingl

/s/ Paul L.H. Olson	Director	February 25, 2009
Paul L.H. Olson

/s/ Brian F. Sullivan	Director	February 25, 2009
Brian F. Sullivan